UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

FUELCELL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Items 5.02(b) and (c) – Resignation and Appointment of Principal Financial Officer

On June 14, 2011, FuelCell Energy, Inc. (the “Company”) issued a press release announcing that Joseph G. Mahler has resigned from his positions as the Company’s Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, effective immediately, to pursue a finance role with a privately-held technology company. Michael Bishop has been appointed Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer of the Company, effective immediately. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Mr. Bishop, 43, served as Vice President and Controller of the Company since 2007, responsible for the Company’s financial reporting and accounting operations, and he has been a significant contributor and resource to the Company’s Board of Directors and Audit Committee. He joined the Company in 2003 as Assistant Controller and was promoted to Corporate Controller in 2004. Prior to joining the Company, he held finance and accounting positions at TranSwitch Corporation, Cyberian Outpost, Inc. and United Technologies, Inc. He is a certified public accountant and began his professional career at McGladrey and Pullen, LLP. He holds a Bachelor’s Degree in Accounting from Boston University and a Master of Business Administration from the University of Connecticut.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	FuelCell Energy, Inc., Press Release, issued June 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 14, 2011

By:  /s/ Arthur Bottone
Arthur Bottone
President and Chief Executive Officer